UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 28, 2013, Depomed, Inc. (“Depomed”) filed a lawsuit in the U.S. District Court for the District of Delaware against Watson Laboratories, Inc. — Florida, Actavis, Inc., and Watson Pharma, Inc. (collectively, “Watson”) for infringement of the patents listed in the Orange Book for the prescription product Glumetza® (metformin hydrochloride extended release tablets) 500 mg.

The lawsuit is in response to an Abbreviated New Drug Application (“ANDA”) filed by Watson with the U.S. Food and Drug Administration (“FDA”) regarding Watson’s intent to market generic versions of Glumetza 500 mg prior to the 2016, 2020, and 2021 expiration dates of the four listed patents (U.S. Patent Nos. 6,340,475, 6,488,962, 6,635,280, and 6,723,340).

The lawsuit was commenced within the 45 days required to automatically stay, or bar, the FDA from approving Watson’s ANDA for Glumetza 500 mg for 30 months or until a district court decision that is adverse to the plaintiffs, whichever may occur earlier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: March 1, 2013	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel